                                                                    EXHIBIT 4.19
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                             SUPPLEMENTAL INDENTURE
                            ------------------------
                            DATED
                            ------------------------
                         NORTHERN ILLINOIS GAS COMPANY
                                       TO
                         HARRIS TRUST AND SAVINGS BANK
                      TRUSTEE UNDER INDENTURE DATED AS OF
                        JANUARY 1, 1954 AND SUPPLEMENTAL
                               INDENTURES THERETO

                            ------------------------

                              FIRST MORTGAGE BONDS
                                   % SERIES DUE

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This instrument was prepared by David L. Cyranoski, 1844 Ferry Road, Naperville,
                              Illinois 60563-9600.

THIS SUPPLEMENTAL INDENTURE, dated the       day of        ,        , between
     NORTHERN ILLINOIS GAS COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois Banking Corporation, (hereinafter called the "Trustee"), as successor Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated, respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963, August 1, 1964, August 1, 1965, May 1,
     1966, August 1, 1966, July 1, 1967, June 1, 1968, December 1, 1969, August
     1, 1970, June 1, 1971, July 1, 1972, July 1, 1973, April 1, 1975, April 30,
     1976, April 30, 1976, July 1, 1976, August 1, 1976, December 1, 1977,
     January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984,
     December 1, 1986, March 15, 1988, July 1, 1988, July 1, 1989, July 15,
     1990, August 15, 1991, July 15, 1992, February 1, 1993, March 15, 1993, May
     1, 1993, July 1, 1993, August 15, 1994, October 15, 1995, May 10, 1996,
     August 1, 1996, June 1, 1997, October 15, 1997, February 15, 1998, and June 1, 1998 such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the "Indenture."

WITNESSETH:

     WHEREAS, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

     WHEREAS, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Indenture, such bonds to be
designated "First Mortgage Bonds,      % Series due             " (hereinafter
called the "bonds of this Series"), and the terms and provisions to be contained in the bonds of this Series or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

     WHEREAS, the forms, respectively, of the bonds of this Series, and Trustee's certificate to be endorsed on all bonds of this Series, are to be substantially as follows:

                             (FORM OF FACE OF BOND)
NO. RU _____                                                           $________

                         NORTHERN ILLINOIS GAS COMPANY

                    FIRST MORTGAGE BOND,       % SERIES DUE

     NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, the sum of
              Dollars, on the       day of             , and to pay to the
registered owner hereof interest on said sum from the date hereof until said sum
shall be paid, at the rate of              per centum (      %) per annum,
payable semiannually on the        day of             and the        day of
            in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.

     So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the
person in whose name this bond is registered on the        or the
(whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

     Additional provisions of this bond are set forth on the reverse hereof.

     This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

     IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this bond to be executed in its name by its Chairman, President, or a Vice President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Secretary or its Assistant Secretary, manually or by facsimile signature.

Dated
                                            NORTHERN ILLINOIS GAS COMPANY

                                            By

                                            ------------------------------------
                                             President
ATTEST:

------------------------------------
             Secretary

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

     This bond is one of the bonds of the series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated

HARRIS TRUST AND SAVINGS,
TRUSTEE

By

    --------------------------------
           Authorized Officer

                         (FORM OF REVERSE SIDE OF BOND)

     This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to Harris Trust and Savings Bank, as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such
bonds, designated "Northern Illinois Gas Company First Mortgage Bonds,       %
Series due             " (herein called "bonds of this Series"), the issuance of
which is provided for by a Supplemental Indenture dated             (hereinafter
called the "Supplemental Indenture"), executed and delivered by the Company to the Trustee. The term "Indenture", as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and

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

registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

                      (Alternative Redemption Provisions)

     [The bonds of this Series may not be called for redemption by the Company
prior to                     . On                     and thereafter until
maturity on                     , upon the notice hereinafter stated and in the
manner and with the effect provided in the Indenture, the bonds of this Series are redeemable at the option of the Company, as a whole at any time or in part from time to time prior to the maturity thereof, at the applicable redemption price (expressed as a percentage of principal amount) set forth below under "General Redemption Prices," plus accrued and unpaid interest to the redemption date:

                           General Redemption Prices

              ----------------------------------------------------
                       If Redeemed During Twelve Months'
                       Period Beginning                :

              ----------------------------------------------------

     (The years and the percentages of principal amount set forth under "General Redemption Prices" in Section 4 of Article I of this Supplemental Indenture are to be inserted here.)]

     [The bonds of this Series may not be called for redemption by the Company
prior to                     . On                     and thereafter until
maturity on                     , the bonds of this Series, upon the notice
hereinafter stated and in the manner and with the effect provided in the Indenture, will be redeemable at the option of the Company, as a whole at any time or in part from time to time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.]

     Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.

     In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

     No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.

     This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable,

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

be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.

                               (END OF BOND FORM)
and

     WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

     NOW, THEREFORE, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable considerations, the receipt of which is hereby acknowledged, for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures supplemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto Harris Trust and Savings Bank, as Trustee, and its successor or successors in the trust hereby created, all property, real and personal (other than property expressly excepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and personal, used or useful in the gas utility business (other than property expressly excepted from the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any successor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:

                                   ARTICLE I

                              BONDS OF THIS SERIES

     SECTION 1. The bonds of this Series shall, as hereinbefore recited, be
designated as the Company's "First Mortgage Bonds,      % Series due
            ." The bonds of this Series which may be issued and outstanding
shall not exceed $   ,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to the provisions of Section
4.12 of the Indenture.

     SECTION 2. The bonds of this Series shall be registered bonds without coupons, and the form of such bonds, and of the Trustee's certificate of authentication to be endorsed on all bonds of this Series, shall be substantially as hereinbefore recited, respectively.

     SECTION 3. The bonds of this Series shall be issued in the denomination of $1,000 each and in such multiple or multiples thereof as shall be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company. The bonds of this Series shall be numbered, RU-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company.

     All bonds of this Series shall be dated             , except that each bond
issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that
bonds issued on or after             and before the next succeeding
or on or after             and before the next succeeding             shall be
dated the next succeeding interest payment date if interest shall have been paid
to such date. All bonds of this Series shall mature             , and shall bear
interest at the rate of       % per annum until the principal thereof shall
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

be paid. Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semiannually on the
       day of        and the        day of        in each year. So long as there
is no existing default in the payment of interest on the bonds of this Series, such interest shall be payable to the person in whose name each such bond is
registered on the        or the        (whether or not a business day), as the
case may be, next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

     The principal of and interest and premium, if any, on the bonds of this Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books. The bonds of this Series shall be registrable, transferable and exchangeable in the manner provided in Sections
4.08 and 4.09 of the Indenture, at either of such offices or agencies.

                      (Alternative Redemption Provisions)

     [SECTION 4. The bonds of this Series may not be called for redemption by
the Company prior to             . On             and thereafter until maturity
on                     , upon the mailing of notice and in the manner provided
in Section 7.01 of the Indenture (except that no published notice shall be required for bonds of this Series), and with the effect provided in Section 7.02 thereof, the bonds of this Series shall be redeemable at the option of the Company, as a whole at any time or in part from time to time prior to the maturity thereof, at the applicable redemption price (expressed as a percentage of principal amount) set forth below under "General Redemption Prices," plus accrued and unpaid interest to the redemption date:

                           General Redemption Prices

              ----------------------------------------------------
                       If Redeemed During Twelve Months'
                       Period Beginning                :

              ----------------------------------------------------

YEAR   PERCENTAGE   YEAR   PERCENTAGE
----   ----------   ----   ----------
             %                  %]

     [SECTION 4. The bonds of this Series may not be called for redemption by
the Company prior to                     . On                     and thereafter
until maturity on                     , the bonds of this Series, upon the
mailing of notice and in the manner provided in Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Series), and with the effect provided in Section 7.02 thereof, will be redeemable at the option of the Company, as a whole at any time or in part from time to time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.]

     SECTION 5. No sinking fund is to be provided for the bonds of this Series.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

     SECTION 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

     SECTION 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

     SECTION 3. Although this Supplemental Indenture is dated
                    , it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.

     SECTION 4. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President, a Vice President, or Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, and Harris Trust and Savings Bank, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be hereunto affixed and attested by one of its Assistant Secretaries, all as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY

BY
--------------------------------------
      Vice President and Treasurer
                                          ATTEST:

                                          --------------------------------------
                                                   Assistant Secretary
HARRIS TRUST AND SAVINGS BANK,
  as Trustee

By
--------------------------------------
             Vice President
                                          ATTEST:

                                          --------------------------------------
                                                   Assistant Secretary

STATE OF ILLINOIS        H       SS:
COUNTY OF

     I,                , a Notary Public in in the State aforesaid, DO HEREBY
CERTIFY that                , Vice President and Treasurer of Northern Illinois
Gas Company, an Illinois corporation, one of the parties described in and which
executed the foregoing instrument, and                , Assistant Secretary of
said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Vice President and Treasurer and the Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President an Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this           day of           A.D.

                                          --------------------------------------
                                                      Notary Public

My Commission expires

STATE OF ILLINOIS        H       SS:
COUNTY OF

     I,                , a Notary Public in and for said County, in the State
aforesaid, DO HEREBY CERTIFY that                , Vice President of Harris
Trust and Savings Bank, an Illinois banking corporation, one of the parties
described in and which executed the foregoing instrument, and                ,
an Assistant Secretary of said banking association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice President and an Assistant Secretary, respectively, of said banking association, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said banking association, and as the free and voluntary act of said banking association, for the uses and purposes therein set forth.

     GIVEN under my hand and notarial seal this           day of           A.D.

                                          --------------------------------------
                                                      Notary Public

My Commission expires

                                 RECORDING DATA

     This Supplemental Indenture was recorded on               ,      , in the
office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:

    COUNTY        BOOK    PAGE  DOCUMENT NO.
    ------        ----    ----  ------------
Adams..........
Boone..........
Bureau.........
Carroll........
Champaign......
Cook...........
DeKalb.........
DeWitt.........
DuPage.........
Ford...........
Grundy.........
Hancock........
Henderson......
Henry..........
Iroquois.......
Jo Daviess.....
Kane...........
Kankakee.......
Kendall........
Lake...........
La Salle.......
Lee............
Livingston.....
McHenry........
McLean.........
Mercer.........
Ogle...........
Platt..........
Pike...........
Rock Island....
Stephenson.....
Tazewell.......
Vermillon......
Whiteside......
Will...........
Winnebago......
Woodford.......

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